Exhibit 99.1

Disclosures Regarding OpenText and the EMC Enterprise Content Division

The following chart provides unaudited financial data for the last twelve months (“LTM”) ended September 30, 2016 for Open Text Corporation and its consolidated subsidiaries (“OpenText” or the “Company”).

LTM Ended September 30, 2016
(In thousands)	(Unaudited)
Revenue	$1,881,357
Net income attributable to Open Text	$1,156,075
EBITDA(1)	$630,101
EBITDA Margin(1)(2)	33.5%
Adjusted EBITDA(1)	$677,460
Adjusted EBITDA Margin(1)(3)	36.0%
Net cash provided by operating activities	$506,451

The following chart provides unaudited financial measures, certain of which are not calculated in accordance with U.S. GAAP (“Non-GAAP”) for OpenText on an actual and a pro forma basis, giving effect to the pro forma transactions described in Exhibit 99.3 to our Current Report on Form 8-K, filed on December 12, 2016; provided, however that the pro forma numbers used to calculate the following Non-GAAP financial measures assume that the Anticipated Acquisition (as defined below) was financed through $564 million (instead of $500 million) raised through the Equity Offering (as defined therein) and $436 million (instead of $500 million) raised through the Debt Financing (as defined therein). The impact of the adjusted assumptions on the unaudited pro forma consolidated statement of income for the twelve months ended June 30, 2016 and the three months ended September 30, 2016, respectively, are as follows:

•	Pro forma net income attributable to OpenText changed from $313.3 million to $316.1 million for the twelve months ended June 30, 2016 and from $894.7 million to $895.2 million for the three months ended September 30, 2016.

•	Pro forma income tax (recoveries) changed from $19.5 million to $20.5 million for the twelve months ended June 30, 2016 and from $(867.8 million) to $(867.4 million) for the three months ended September 30, 2016.

•	Pro forma interest expense, net changed from $106.0 million to $102.2 million for the twelve months ended June 30, 2016 and from $34.7 million to $33.7 million for the three months ended September 30, 2016.

	Fiscal Year Ended June 30,				Three Months Ended September 30,
(In thousands)	2014	2015	2016	Pro Forma 2016	2015	2016	Pro Forma 2016
Other Financial Data (Unaudited):
Ratio of earnings to fixed charges(4)	10.90	5.87	4.81	4.29	3.76	2.96	1.83
EBITDA(1)	$490,697	$560,732	$609,490	$799,445	$132,136	$152,747	$163,169 (5)
EBITDA Margin(1)(2)	30.2%	30.3%	33.4%	33.3%	30.4%	31.1%	26.0%
Adjusted EBITDA(1)	$537,976	$623,649	$671,737	$870,928	$160,919	$166,642	$203,005
Adjusted EBITDA Margin(1)(3)	33.1%	33.7%	36.8%	36.2%	37.0%	33.9%	32.4%

(1)	In addition to those Non-GAAP measures included, and reconciled, in OpenText’s reports filed under the Securities Exchange Act of 1934, as amended, this disclosure contains the following Non-GAAP financial measures with respect to the Company and the EMC Enterprise Content Division (as defined below) individually and on a pro forma basis: earnings (loss) before interest, taxes, depreciation and amortization (“EBITDA”); Adjusted EBITDA (“Adjusted EBITDA”), which further adjusts EBITDA to exclude share-based compensation, other income (expense), net and special charges (recoveries) related to restructurings and acquisitions and, in the case of the EMC Enterprise Content Division only, capitalized software; and EBITDA Margin and Adjusted EBITDA Margin which are calculated as EBITDA or Adjusted EBITDA, as applicable, divided by revenues as determined in accordance with U.S. GAAP.

This disclosure provides reconciliations of these measures to the most directly comparable measure under U.S. GAAP. OpenText believes that EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin improve comparability from period to period by excluding the distorting effect of certain non-operational charges. The use of the term “non-operational charge” is defined for this purpose as an expense that does not impact the ongoing operating decisions taken by management. OpenText believes that EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin are measures widely used by securities analysts, investors and others to evaluate the financial performance of companies in OpenText’s and the EMC Enterprise Content Division’s industry. Other companies may calculate EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin differently, and, therefore, OpenText’s and the EMC Enterprise Content Division’s measures may not be comparable to similarly titled measures of other companies. EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin are not measures of financial performance or liquidity under U.S. GAAP and should not be considered in isolation or as an alternative to net income, cash flows from operating activities and other measures determined in accordance with U.S. GAAP. Items excluded from EBITDA and Adjusted EBITDA, as noted in the above and in the following table, are significant and necessary components of the operations of OpenText’s and the EMC Enterprise Content Division’s business. Given the foregoing limitations, EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin should only be used as supplemental measures of OpenText’s and the EMC Enterprise Content Division’s operating performance.

The following chart provides unaudited reconciliations of OpenText’s EBITDA and Adjusted EBITDA to net income attributable to OpenText for the following periods presented on an actual and pro forma basis:

	Fiscal Year Ended June 30,				Three Months Ended September 30,			LTM Ended September 30,
(In thousands)	2014	2015	2016	Pro Forma 2016	2015	2016	Pro Forma 2016	2016
Net income attributable to OpenText	$218,125	$234,327	$284,477	$316,058	$41,286	$912,884	$895,246	$1,156,075
Add:
Income tax	58,461	31,638	6,282	20,541	11,202	(859,425)	(867,394)	(864,345)
Interest expense, net	27,934	54,620	76,363	102,195	19,046	27,275	33,733	84,592
Amortization of intangible assets	150,940	189,241	187,439	301,499	47,688	56,743	85,258	196,494
Depreciation	35,237	50,906	54,929	59,152	12,914	15,270	16,326	57,285

EBITDA	$490,697	$560,732	$609,490	$799,445	$132,136	$152,747	$163,169 (5)	$630,101
Add:
Share-based compensation	19,906	22,047	25,978	48,807	6,533	8,140	38,753	27,585
Special charges(a)	31,314	12,823	34,846	35,150	17,337	12,454	9,182	29,963
Other expense (income), net(b)	(3,941)	28,047	1,423	1,423	4,913	(6,699)	(6,699)	(10,189)
Capitalized software	—	—	—	(13,897)	—	—	(1,400)	—

Adjusted EBITDA	$537,976	$623,649	$671,737	$870,928	$160,919	$166,642	$203,005	$677,460

(a)	See the note entitled “Special Charges” to OpenText’s audited consolidated financial statements and OpenText’s unaudited condensed consolidated financial statements for the periods presented in OpenText’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016 and in OpenText’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016.
(b)	See the note entitled “Other Income (Expense)” to OpenText’s audited consolidated financial statements for the periods presented and OpenText’s unaudited condensed consolidated financial statements for the periods presented in OpenText’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016 and in OpenText’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016.
(2)	EBITDA Margin is calculated as EBITDA divided by revenues as determined in accordance with U.S. GAAP.
(3)	Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by revenues as determined in accordance with U.S. GAAP.
(4)	For the purpose of the calculation of the Ratio of earnings to fixed charges, “earnings” is the amount resulting from adding together earnings before taxes, fixed charges, and losses attributable to non-controlling interests. “Fixed charges” consist of interest expense.
(5)	For the three months ended September 30, 2016, included in the EMC Enterprise Content Division’s income from operations is a one-time, non-recurring charge of approximately $27 million relating to accelerated stock awards that vested upon the EMC Enterprise Content Division being acquired by Dell Technologies, Inc. and approximately $4 million of compensation costs related to merger-related retention bonuses with EMC Enterprise Content Division’s employees participating in Dell Technologies Inc.’s cash-based long term incentive plan. See Note 3, footnote P under “Unaudited Pro Forma Condensed Consolidated Financial Statements” filed as Exhibit 99.3 to OpenText’s Current Report on Form 8-K, filed December 12, 2016.

As previously announced by OpenText on September 12, 2016, and reported on OpenText’s Current Report on Form 8-K, filed September 12, 2016, the Company entered into a Master Acquisition Agreement dated September 12, 2016, with EMC Corporation, a Massachusetts corporation, EMC International Company, a company organized under the laws of Ireland, and EMC (Benelux) B.V., a besloten vennootschap organized under the laws of Netherlands (collectively referred to as “Dell-EMC”), pursuant to which OpenText has agreed to acquire (the “Anticipated Acquisition”) certain assets and assume certain liabilities of the enterprise content division of Dell-EMC (the “EMC Enterprise Content Division”). The Anticipated Acquisition is expected to close within 90 to 120 days of the date of the Master Acquisition Agreement and is subject to customary regulatory approvals and closing conditions.

For the year ended December 31, 2015 the EMC Enterprise Content Division’s EBITDA and Adjusted EBITDA was approximately $167 million and $191 million, respectively, as compared to approximately $171 million and $185 million, respectively, for the year ended December 31, 2014. For the LTM period ending June 30, 2016, the EMC Enterprise Content Division’s EBITDA and Adjusted EBITDA was approximately $191 million and $200 million, respectively. See also the historical consolidated financial statements of the EMC Enterprise Content Division and related notes thereto included as Exhibit 99.1 and Exhibit 99.2 of OpenText’s Current Report on Form 8-K, filed December 12, 2016.

The following chart provides unaudited reconciliations of the EMC Enterprise Content Division’s EBITDA and Adjusted EBITDA to the EMC Enterprise Content Division’s net income for the following periods presented:

	Fiscal Year Ended December 31,		LTM Ended June 30,
(In thousands)	2014	2015	2016
Net income	$93,452	$105,837	$127,572
Add:
Income tax	28,304	25,973	31,704
Interest expense, net	—	—	—
Amortization and depreciation	49,113	34,908	31,688

EBITDA	$170,869	$166,718	$190,964

Add:
Share-based compensation	22,787	23,141	22,829
Special charges	16,028	16,651	304
Other expenses (income), net	—	—	—
Capitalized software	(24,900)	(15,700)	(13,897)

Adjusted EBITDA	$184,784	$190,810	$200,200